Exhibit 99.5

FIRST FOUNDATION

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O FIRST FOUNDATION INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

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V82570-S28279

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST FOUNDATION INC.

The Board of Directors recommends you vote FOR the following proposal: For ☐ Against ☐ Abstain ☐

1. To approve the Agreement and Plan of Merger dated as of October 27, 2025, by and between First Foundation Inc. ("First Foundation") and FirstSun Capital Bancorp ("FirstSun"), pursuant to which First Foundation will merge with and into FirstSun (the "merger agreement").

The Board of Directors recommends you vote FOR the following proposal: For ☐ Against ☐ Abstain ☐

2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to First Foundation's named executive officers in connection with the merger.

The Board of Directors recommends you vote FOR the following proposal: For ☐ Against ☐ Abstain ☐

3. To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the merger agreement and the transactions contemplated by the merger agreement.

The Board of Directors recommends you vote FOR the following proposal: For ☐ Against ☐ Abstain ☐

4. To approve, on a non-binding, advisory basis, an amendment to FirstSun's certificate of incorporation to (1) increase the number of authorized shares of FirstSun's common stock and (2) to create a class of FirstSun non-voting common stock.

NOTE: In their discretion, the proxies are authorized to transact such other business and to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date

V82571-S28279 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. FIRST FOUNDATION INC. Special Meeting of Stockholders February 27, 2026 8:00 A.M. Pacific Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) of First Foundation Inc. hereby acknowledge(s) the receipt of the Notice of Special Meeting of Stockholders and Proxy Statement. The stockholder(s) hereby revoke(s) all previously granted proxies and appoint(s) Max A. Briggs, CFP, Thomas C. Shafer and Erica Dorsett, or any of them, as attorneys and proxies, each with the power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of First Foundation Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held on Friday, February 27, 2026, at 8:00 A.M., Pacific Time, at 18101 Von Karman Avenue, 2nd floor conference room, Irvine, California 92612, and any adjournment or postponement thereof. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND "FOR" PROPOSAL 4. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S) ON THE REVERSE SIDE OF THIS PROXY. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" APPROVAL OF PROPOSAL 1, "FOR" APPROVAL OF PROPOSAL 2, "FOR" APPROVAL OF PROPOSAL 3, AND "FOR" APPROVAL OF PROPOSAL 4. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE ON ALL OTHER MATTERS THAT MAY BE PROPERLY PRESENTED FOR A VOTE OF THE STOCKHOLDERS AT THE SPECIAL MEETING. Continued and to be signed on reverse side